                                                                 EXHIBIT 10.18

                     NBC-TALK CITY CHAT SERVICES AGREEMENT
                     -------------------------------------

     This Agreement, effective as of August 21, 1998 ("Effective Date"), is made and entered into by and between Live World Productions, the owner of the Talk City and OnNow world wide, web services, ("LWP"), a California corporation, with offices at 307 Orchard City Drive, Suite, 350, Campbell, CA 95008 and NBC Multimedia, Inc. ("NBC"), a Delaware corporation, with offices at 3000 West Alameda Avenue, Burbank, California 91523.

                                     TERMS
                                     -----

     1.   Definitions. The following definitions shall apply to this Agreement.
          -----------

          1.1  Chat.  "Chat" shall mean an online chat among End Users, an
               ----
auditorium chat or BBS originating from a NBC/Talk City Area which is located within the Talk City Service, with or without a particular theme, topic, guest, host or event and which may be scheduled for a particular date and time.

          1.2  Chat Competitors.  "Chat Competitors" shall mean any other online
               ----------------
chat service which LWP reasonably believes directly competes with the Chat services offered by the Talk City Service.

          1.3  End-User(s).  "End-User(s)" shall mean any person or entity which
               -----------
accesses any NBC/Talk City Area either via the NBC Service or directly from a Talk City Service, including any version of the Talk City Service which LWP may create in cooperation with any other third party (i.e., another co-branded version of the Talk City Service).

          1.4  End User/NBC Themed Area or Areas.  "Talk City/NBC Themed Areas"
               ---------------------------------
shall mean the specific room, rooms or areas within the Talk City Service which contain Chats regarding NBC. NBC's Related Entities and any NBC Programs which are created at any time by End Users but which are not expressly authorized by NBC or LWP or created with the cooperation of NBC.

          1.5  NBC Created Room or Rooms.  "NBC Created Room" shall mean the
               -------------------------
specific room, rooms, or areas, including BBS and auditorium events, within the Talk City Service which are authorized and/or created with the cooperation of NBC which contain certain branding, NBC designated links, NBC technologies and/or content from the NBC Service and certain of the television programs broadcast or distributed by the NBC Television Network or any of NBC's Related Entities (the "NBC Programs") to be provided by NBC in its sole discretion, to which NBC or LWP directs End Users pursuant to this Agreement.

          1.6  NBC OnNow Area or Areas.  "NBC OnNow Area" shall mean the
               -----------------------
specific area within the OnNow branded area of the Talk City Service which contains certain information, branding, NBC designated links, NBC technologies and/or content from the NBC Service and certain of the NBC Programs to be provided by NBC in its sole discretion, to which NBC or LWP directs End Users pursuant to this Agreement.



         * Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

          1.7  NBC-Specific Area or Areas.  "NBC-Specific Area" shall mean the
               --------------------------
NBC Created Rooms, the NBC OnNow Areas, the Talk City/NBC Themed Areas and the End User/NBC Themed Areas.

          1.8  NBC/Talk City Area or Areas.  "NBC/Talk City Area" shall mean,
               ---------------------------
collectively, the NBC-Specific Areas and any other area of the Talk City Service which is reached by an End User via the NBC Service.

          1.9  Talk City/NBC Themed Areas.  "Talk City/NBC Themed Areas" shall
               --------------------------
mean the specific room, rooms or areas within the general Talk City Service which contain Chats regarding NBC, NBC's Related Entities and any NBC Programs which are created at any time by LWP but which are not expressly authorized or created with the cooperation of NBC.

          1.10 NBC Service.  "NBC Service" shall mean the Internet access.  Web
               -----------
site or related service owned, operated, distributed or authorized to be distributed by or through NBC with the URL of www.nbc.com or such other Internet access, Web Site or related service (with a different URL) on or through which NBC chooses to place the majority of the type of online content related to the NBC Programs currently available at www.nbc.com in the future in its sole discretion. Such term does not apply to any other NBC, or Related Entity, Internet services including, but not limited to, NBC-IN, Snap! or MSNBC Interactive (an "Other Internet Service"). Notwithstanding the foregoing, NBC shall have the right, but not the obligation, to create additional and separate NBC/Talk City Areas which primarily contain the branding and material of Other Internet Services operated by NBC or its Related Entities (an "Additional NBC/Talk City Area"), and at such time that NBC chooses to create such Additional NBC/Talk City Areas, then the relevant Other Internet Service will be deemed to be an NBC Service for purposes hereof, provided, however, that NBC's inclusion, in its sole discretion, of some, but not a majority, of the material and branding included on an Other Internet Service within a NBC/Talk City Area originally contemplated hereby will not be sufficient to classify such Other Internet Service as an NBC Service for purposes hereof.

          1.11 Other Network.  "Other Network" shall mean any national (e.g.,
               -------------
ABC, CBS, Fox, WB, UPN, USA Network or Pax Net) or regional broadcast television network, individual broadcast television station group, or their affiliates.

          1.12 Preferred.  "Preferred" shall mean when a link to or promotion
               ---------
of either the Chat services provided by the Talk City Service or the NBC Service, whichever is relevant, appears in a list or a format other than a list, the link or promotion is in a prominent, above the fold position which is no less visually prominent than links to, or promotions of, the services of any Chat Competitors or Other Network, which is relevant.

          1.13 Related Entity.  "Related Entity" shall mean any distributor or
               --------------
service provider of a party to this Agreement, or an entity in which either party holds at least a five percent (5%) equity interest, or an entity which holds at least a five percent (5%) equity interest in either party.

          1.14 Talk City Service.  "Talk City Service" shall mean any
               -----------------
communication, entertainment information, transaction or other related service owned, operated, distributed or authorized to be distributed by or through LWP or any Related Entity throughout the world, including, but not limited to, the "Talk City" and "OnNow" brand services.

     2.   Creation and Operation of NBC/Talk City Areas.
          ---------------------------------------------

          2.1  LWP Services.  LWP will provide all services required for the
               ------------
creation, maintenance and operation of the NBC/Talk City Areas as contemplated herein, including, but not limited to, any Chat forums. Chat events, instant messaging as part of the EZ Talk Pro client, bulletin boards, the production services and other related content or services provided by LWP to any other third parties now or in the future which are requested by NBC. LWP acknowledges that, until such time as NBC in its sole discretion decides to the contrary, the NBC Service, the NBC/Talk City Areas, and the persistent NBC branded material which follows End Users that come from the NBC Service will not promote or directly link to any of the e-mail or personal home page services offered by LWP on the Talk City Service or any promotions therefor; provided, however, that NBC acknowledges that once any End User actually reaches the actual Chat itself or the channel, community, or content pages which are similar to those which currently appear on the Talk City Service within any area of the Talk City Service other than NBC Created Rooms and NBC/OnNow Areas, LWP may place reasonable promotional notices of other non-Chat Talk City Services which may include the e-mail or personal home page services offered by LWP on the Talk City Service, but which may not be more numerous or prominent than the promotions therefor which appear in other areas of the Talk City Service. The NBC-Specific Areas will be accessed by End Users either via the NBC Service or the Talk City Services. LWP will work with NBC to create all versions of the NBC/Talk City Areas using material to be supplied by NBC and NBC's licensors, suppliers and agents. LWP agrees that all NBC/Talk City Areas, and each version thereof, will be subject to NBC's final written approval of all aspects thereof and any and all elements contained therein. LWP will provide all necessary facilities, servers, connectivity and related equipment and technology required to host the NBC/Talk City Areas, including any bulletin boards, instant messaging as part of EZ Talk Pro client, Chat events, or other services, on LWP's Internet servers and will ensure that such resources will support any of the Talk City services or other technology which NBC reasonably requests that LWP use or support in connection with the NBC/Talk City Areas during the term of this Agreement. LWP agrees that, at all times during the term of this Agreement, the resources it provides to host the NBC/Talk City Areas shall be sufficient to support and manage any number of simultaneous End Users that wish to use the NBC/Talk City Areas at any time. LWP shall provide a means for End Users to download the software required, at no cost, for their participation in the NBC/Talk City Areas. Nothing in this Agreement shall be construed as a license to NBC of any rights in or to such software. LWP shall operate and maintain the Talk City Services in a high-quality manner which will be at least consistent with LWP's and NBC's then-current terms of service or code of conduct. LWP shall bear all the costs of providing the NBC/Talk City Areas and services which it is obligated to provide hereunder.

          2.2  Chat Hosts.  LWP shall be responsible for engaging, training and
               ----------
compensating all Chat hosts for the NBC Created Rooms when a host is used, provided that NBC may choose to supervise such Chats itself if and when it wishes. LWP will not provide moderation for any bulletin boards or other similar services, other than NBC OnNow Areas, which NBC chooses to include with the NBC/Talk City Areas, but NBC may choose to supervise such bulletin boards or similar services itself if and when it wishes.

          2.3  Terms of Service; Removal of Content.
               ------------------------------------

               2.3.1 NBC Created Rooms and NBC OnNow Areas - NBC shall have the right to create the terms of service and code of conduct for the NBC Created Rooms and any revisions thereof, provided that NBC agrees to incorporate any suggested changes thereto reasonably requested by LPW from time to time. NBC shall have the right to remove, or cause to be removed, from the NBC Created Rooms and NBC OnNow Areas any End User information, statements or other material or content which NBC, in its sole discretion, chooses. In addition, LWP shall have the right to remove, or cause to be removed, from the NBC Created Rooms and NBC OnNow Areas any information, statements or other material or content which is not provided to it by NBC or NBC's licensors, suppliers or agents, if such material is in violation of any terms of the then current terms of service or code of conduct therefor.

               2.3.2 Talk City/NBC Themed Areas and End User/NBC Themed Areas - NBC and LWP shall mutually agree upon the terms of service and code of conduct for the Talk City/NBC Themed Areas and End User/NBC Themed Areas and any revisions thereof. Either party shall have the right to remove, or cause to be removed, from the Talk City/NBC Themed Areas and End User/NBC Themed Areas any information, statements or other material or content, which is not provided to it by the other party or such party's licensors, suppliers or agents, if such material is in violation of any terms of the then current terms of service or code of conduct therefor. In addition, NBC will have the right to de-link or otherwise remove links from the NBC Service and the NBC-Specific Areas to any content, Chats or web pages in such Talk City/NBC Themed Areas and End User/NBC Themed Areas in NBC's sole discretion.

               2.3.3 Other Areas of Talk City Service - LWP shall have the right to develop the terms of service and code of conduct for the other areas of the Talk City Service, including any NBC/Talk Areas which are not NBC-Specific Areas, and any revisions thereof, provided that LWP agrees to incorporate any suggested changes thereto reasonably requested by NBC from time to time. LWP shall have the right to remove, or cause to be removed, from such other areas of the Talk City Service, any information, statements or other material or content if such material is in violation of any terms of the then current terms of service or code of conduct therefor. NBC will have the right to de-link or otherwise remove links from the NBC Service and the NBC-Specific Areas to any content, Chats or web pages in such other areas of the Talk City Service in NBC's sole discretion.

               2.3.4 General Policies - Subject to the foregoing provisions of this Section 2.3, the parties agree that they shall work together in good faith to develop and maintain terms of service and codes of conduct for all of the NBC/Talk City Areas described above which are reasonably similar to each other.

          2.4  Support.  NBC may, in its sole discretion, provide personalities,
               -------
Chat hosts and other content area experts for the Chats in the NBC Created Rooms as well as information for display in the NBC OnNow Area on a schedule which is acceptable to both parties. LWP agrees to supply NBC with text based transcripts of any special event Chats for posting on the NBC Service.

          2.5  Collection of Information from End Users.
               ----------------------------------------

               2.5.1 Usage Data - LWP will electronically tag and track each End User as they access and use the NBC/Talk City Areas and supply NBC any aggregate, End User data, traffic patterns, and user feedback related to the NBC/Talk City Areas, including any use of Talk City Services by End Users coming from the NBC Service, which LWP collects on a monthly basis. NBC may make reasonable requests from time to time that LWP provide it with certain data regarding the NBC/Talk City Areas collected from individual End Users, subject to LWP's ability to receive such data.

               2.5.2 Registration of End Users - In general, all End Users coming from the NBC Service will be presented with the opportunity to register their personal chat nickname for use in chatting, message boards or other non-premium Talk City Services. However, at all times during the term of this Agreement unless NBC agrees, in its sole discretion, to the contrary, LWP agrees that all End Users of the NBC/Talk City Areas will have the right to use such services (i) at no cost unless such End User has obtained access to the Talk City Service via a third party that chooses to charge such End User a non-content specific access charge and (ii) as a guest user who will not be required to complete a registration process, provided that NBC acknowledges that any such guest users will not be permitted to participate in Talk City Services using any nicknames reserved by End Users of the Talk City Service who have completed the required registration process. LWP agrees that NBC shall have the reasonable right to customize, if technically feasible, the registration process, including the look and feel thereof, for any End Users of the NBC/Talk City Areas coming from the NBC Service. In addition, if LWP or NBC determine that End Users coming from the NBC Service should provide personal information in connection with any of the registration processes for the NBC/Talk City areas described above, then the parties must first mutually agree that such registration process is necessary and then mutually agree upon all aspects thereof. LWP shall provide NBC, on a monthly basis, with reports which provide NBC with information collected by LWP during the past month in connection with any of the registration processes described above or from End Users of the NBC/Talk City Areas who come from the NBC Service (the "Registration Information"). Subject to the terms of Section 3.4, NBC acknowledges that LWP may offer, in LWP's sole discretion, in the future, certain premium add-ons and services related to the Talk City Services; provided, however, that if such premium add-ons and services are offered or made available in the NBC-Specific Areas or to any End Users who come from the NBC Service, then such offers and promotions thereof will be subject to the approval of NBC and if so approved will be no more costly to the End Users coming from the NBC Service than to users coming from other areas of the Talk City Service.

               2.5.3 Privacy Policy - All collection and use of any information from End Users, whether through the registration process or otherwise, shall be subject to a privacy policy to be mutually agreed upon by NBC and LWP which privacy policy will, at a minimum, inform End Users of how such Registration Information or other information may be used by the parties and will provide End Users with the option of declining to receive any or all of the mailings or other services offered by either party (the "Privacy Policy"). Each End User shall be able to access the Privacy Policy from the NBC/Talk City Areas and shall be clearly informed of the terms of the Privacy Policy during any registration process. Neither party may use any Registration Information in any manner which is not strictly in compliance with the terms of the Privacy Policy.

           2.6  Ownership and Use of End User Information.  LWP and NBC shall
               -----------------------------------------
jointly own all Registration Information and other information collected from End Users in connection with the NBC/Talk City Areas. Subject to strict compliance with the terms of the Privacy Policy described above, both parties shall be permitted to use such Registration Information and other information for marketing and other purposes so approved through written notice by each party, provided that no such individual user data shall be used by either party for direct marketing or direct solicitation purposes without the prior written consent of the other party.

          2.7  Use of Trademark.  Both parties acknowledge and agree that: (i)
               ----------------
each party's trade names and trademarks are and shall remain the sole property of the owning property; and (ii) nothing in this Agreement shall confer any right of ownership in the other party's trade names and trademarks.

          2.8  Promotion and Marketing.  NBC may use the "Talk City" trademark
               -----------------------
and logo, any depictions of the actual NBC/Talk City Areas or material created for the NBC/Talk City Areas pursuant hereto, as well as any other material, names, logos and trademarks of LWP which LWP chooses to make available to NBC in its sole discretion (the "LWP Material"), in any marketing and promotion activities in which NBC may choose to engage, provided that such use shall be made in accordance with any guidelines regarding such LWP Material provided by LWP, including any amended guidelines. LWP may use any material supplied to LWP by NBC, including any NBC names, logos and trademarks included therein, (the "NBC Material") for the specific purposes described herein subject to the terms hereof. In addition, LWP may use NBC Material for certain limited marketing and promotional purposes if it first obtains the prior written approval of NBC regarding each such use. All uses of NBC Material by LWP shall be made in accordance with any guidelines regarding the NBC Material provided by NBC, including any amended guidelines, and any and all NBC guidelines regarding the use of NBC intellectual property, talents' names, likenesses and images as well as any other requirement related thereto. LWP will provide NBC with samples of marketing literature and material that include any NBC Material for purposes of determining compliance with NBC's guidelines prior to any use thereof. Neither party will make any statements to the effect, or which imply, that any other party "certifies," endorses or guarantees the performance of any service or product of such party. Except as otherwise provided in a separate agreement between the parties, neither party will use or display any name, trademark or logo of the other parties hereto in any other way or after the termination of this Agreement. The parties agree to issue a mutually agreeable unbundled press release for the launch of the expanded NBC/Talk City Areas and for any other events and topics of public interest about which the parties mutually agree. Furthermore, both parties agree to make commercially reasonable efforts to co-market the relationship through any relevant printed or online marketing materials related to each party's services described herein which the parties may distribute; provided, however, that the parties acknowledge that neither party guarantees that any such material will actually be distributed. Notwithstanding the foregoing but subject to the terms of Section 12.9, either party may issue press releases that the parties agree are required by law or regulation without the consent of the other party.

          2.9  Promotional Consideration.  In consideration of this Agreement,
               -------------------------
in the Initial Term and in each of any Renewal Terms, LWP shall provide to NBC, or any other party designated by NBC which is not an online chat service provider that LWP reasonably believes directly competes with the Talk City Service, a total of at least [*] ([*]) barter advertising impressions (per year) for use in promoting the NBC Service or any Web site(s) or other products or services of NBC or its designees which do not compete with the Talk City Service. In the event that the otherwise available advertising banner inventory in the Talk City Service becomes more than [*] percent ([*]%) sold out, LWP shall have the right to request in writing that NBC forgo a portion of the inventory described above, and NBC shall not unreasonably refuse such request; provided, however, that if LWP sells such inventory, then such sales shall be subject to the terms of Section 3.2. If LWP is unable to sell all of the such inventory, then each of the parties shall have the right to use [*] percent ([*]%) of such unsold advertising inventory to advertise any of such party's Web site(s) or other products or services or its designees which are not Other Networks or Chat Competitors. LWP will provide a prominent NBC-approved and NBC-branded graphical link to the NBC/Talk City Areas placed above the fold on the home page of both the "Talk City" branded and the "OnNow" branded Talk City Services at all times during the term of this Agreement. LWP will also include Chat Room Chat events and features in the Talk City Service's calendar of events, subject to NBC approval. LWP will include the links to and promotion of areas within the NBC Service related to NBC Programs described in Exhibit A hereto. In return, NBC agrees to provide an above the fold graphical link to the NBC/Talk City Areas from the home page of the NBC Service, the size and placement of which shall be mutually agreed upon by the parties. In addition, NBC shall use reasonable commercial efforts to direct End Users toward the NBC/Talk City Areas. NBC will endeavor to seek some form of Talk City related cross-promotional opportunities, which may include on-air promotion and which will generally be branded with the "Talk City" name, between the NBC Service, the NBC/Talk City Areas, and/or any relevant NBC Programs; provided, however, that the parties acknowledge that NBC does not guarantee that any such cross-promotion will actually occur. Notwithstanding the above, at the end of the Initial Term, NBC shall provide LWP with a compilation video of any promotions for the NBC/Talk City Areas of the NBC Service containing the "Talk City" name that actually appear on or in connection with the NBC Programs for LWP's review. LWP may make no other use of such compilation, or any part thereof, without NBC's prior written consent.

          2.10 Ownership.  Except for material previously owned by LWP and
               ---------
provided for use hereunder and the material described in Section 2.6, NBC and its licensors, suppliers, agents and Related Parties will own all rights to the material in the NBC-Specific Areas, including, but not limited to, any material created by either party for use therein, Chat transcripts, instant messages, and bulletin board messages. To the extent that NBC has the requisite rights to do so and to the

                                * Certain information on this page has been omitted and filed with the Commission. Confidental treatment has been requested with respect to the omitted portions.

extent that such grant is not subject to third party restrictions, NBC grants LWP a royalty free license to use any NBC oriented NBC/Talk City Area transcripts, instant messages, and bulletin board messages for the Initial Term of this agreement and for each subsequent Renewal Term (as such terms are defined below) subject to the terms hereof and the Privacy Policy. NBC shall have the right to set any guidelines for the archiving and placement of such materials on the Talk City Service or any other usage by LWP that it chooses to set in its sole discretion. NBC acknowledges that LWP does not currently and does not intend in the future to log or make transcripts of non-auditorium events or instant messages.

     3.   Advertising in the NBC/Talk City Areas.
          --------------------------------------

          3.1  NBC Advertising Inventory Sales.  NBC shall have the right to
               -------------------------------
sell all advertising and/or sponsorships which appear in the NBC-Specific Areas, other than the End User/ NBC Themed Areas (the "NBC Advertising Inventory"); provided, however, that if LWP ever makes it possible to sell advertising and/or sponsorships whose only target is End User/NBC Themed Areas, then such inventory shall be deemed NBC Advertising Inventory for purposes hereof. If NBC is unable to sell all available NBC Advertising Inventory, then it may, in its sole discretion, allow LWP to sell such unsold NBC Advertising Inventory. If LWP is unable to sell all of the NBC Advertising Inventory which NBC makes available to it or NBC chooses not to make its unsold NBC Advertising Inventory available to LWP, then each of the parties shall have the right to use [*] percent ([*]%) of such unsold NBC Advertising Inventory to advertise any of such party's Web site(s) or other products or services or its designees which are not Other Networks or Chat Competitors. Any Gross Revenue attributable to the sale of NBC Advertising Inventory which is received by the selling party shall be divided between the parties with the relevant selling party receiving [*] percent
([*]%) thereof and the non-selling party receiving the remaining [*] percent ([*]%) thereof.

          3.2  LWP Advertising Inventory Sales.  Subject to the terms of Section
               -------------------------------
3.1, LWP shall have the right to sell all advertising and/or sponsorships which appear in any areas of the NBC/Talk City Areas which are not NBC Created Rooms, NBC OnNow Areas or Talk City/NBC Themed Areas (the "LWP Advertising Inventory"). If LWP is unable to sell all available LWP Advertising Inventory, then it may, in its sole discretion, allow NBC to sell such unsold LWP Advertising Inventory. If NBC is unable to sell all of the LWP Advertising Inventory which LWP makes available to it or LWP chooses not to make its unsold LWP Advertising Inventory available to LWP, then each of the parties shall have the right to use [*] percent ([*]%) of such unsold LWP Advertising Inventory to advertise any of such party's Web site(s) or other products or services or its designees which are not Other Networks or Chat Competitors. Any Gross Revenue attributable to the sale of LWP Advertising Inventory which is received by the selling party shall be divided between the parties with the relevant selling party receiving [*] percent ([*]%) thereof and the non-selling party receiving the remaining [*] percent ([*]%) thereof.

          3.3  Ad Sales Guidelines.  If NBC makes any NBC Advertising Inventory
               -------------------
available to LWP pursuant to the terms of Section 3.1, then LWP will (i) not permit advertising or sponsorships to be purchased by any party specifically for placement within the NBC/Talk City

                                * Certain information on this page has been omitted and filed with the Commission. Confidental treatment has been requested with respect to the omitted portions.

Areas, (ii) comply with any and all relevant NBC advertising standards, including any amendments thereto, of which LWP is made aware by NBC, and (iii) not permit any such advertising to refer to, or imply an endorsement of any kind by, any guest appearing on a particular Chat or the NBC Program on which such guest appears. In addition, all such advertising appearing in NBC/Talk City Areas will comply with any applicable NBC guidelines regarding the use of intellectual property related to any NBC television show or the Chat guests' names, likenesses and images and any other requirement related thereto of which LWP is informed by NBC. LWP agrees that the NBC/Talk City Areas will not contain any advertising of any Other Networks, and NBC agrees that the NBC/Talk City Areas will not contain any advertising of any Chat Competitors.

          3.4  Transaction Revenues.  LWP shall pay NBC [*] percent ([*]%) of
               --------------------
all gross revenues which it receives in connection with transactions in the "Talk City Store" area of the Talk City Service which are attributable to End Users which entered the Talk City Service from NBC/Talk City Areas. In addition, LWP shall pay NBC [*] percent ([*]%) of the gross revenues which it receives from third parties in connection with transactions between such third parties and End Users which entered the Talk City Service from the NBC/Talk City Areas. Finally, NBC agrees that if it, in its sole discretion, chooses to link to or offer transaction services within the NBC/Talk City Areas, then NBC and LWP shall mutually agree upon how the parties will share any revenue attributable thereto before such services are linked to or offered within the NBC/Talk City Areas.

          3.5  Future Revenue.  The parties agree that if any future revenue
               --------------
generating opportunities not described above are created in connection with the Talk City Service or the NBC/Talk City Areas, the parties will negotiate in good faith regarding what revenue sharing arrangements between the parties would be appropriate, provided that, unless such opportunities involve characteristics which would make them materially different from the opportunities described above, it is the intent of the parties to share such revenues in a manner similar to that described above.

          3.6  Excluded Revenue.  At no time shall NBC be entitled to any
               ----------------
revenue received by LWP in connection with infochats, user add-ons (Chat @ Talk
City), market research, custom community programming, or other corporate services which do not relate to the NBC/Talk City Areas.

     4.   Payments and Audit Rights.
          -------------------------

          4.1  Payments to NBC.  At the end of each quarter in which LWP
               ---------------
actually receives payments of revenues from the sale of NBC Advertising Inventory or LWP Advertising Inventory of the type described in Sections 3.1 and
3.2 or transactional revenue of the type described in Section 3.4, if any, LWP shall prepare a quarterly statement providing sufficient detail regarding the source of such revenues and will deliver such statement along with the required payment described therein to NBC no less than forty-five (45) days following such date.

          4.2  Payments to LWP.  At the end of each quarter in which NBC
               ---------------
actually receives payments of revenues from the sale of NBC Advertising Inventory or LWP Advertising Inventory of

                                * Certain information on this page has been omitted and filed with the Commission. Confidental treatment has been requested with respect to the omitted portions.

the type described in Sections 3.1 and 3.2 or transactional revenue of the type described in Section 3.4, if any, NBC shall prepare a quarterly statement providing sufficient detail regarding the source of such revenues and will deliver such statement along with the required payment described therein to LWP no less than forty-five (45) days following such date.

          4.3  Audit Rights.  NBC and LWP shall mutually agree upon the
               ------------
measurement methods and calculations required to determine whether a revenue or an expense is applicable to advertising or sponsorships applicable to the NBC/Talk City Areas. Both parties shall have the right, upon reasonable written notice to inspect, or have its agent inspect, the other party's books and records and all other documents and material in the possession of or under its control with respect to all amounts described in Sections 2.4 and 3 at the place or places where such records are normally retained by the other party. Both parties or its agent shall have free and full access thereto during normal business hours for such purposes and shall be permitted to be able to make copies thereof and extracts therefrom. In the event that such inspection reveals a discrepancy in the amount of any payments owed to the other party from what was actually paid, the other party shall pay such discrepancy. In the event that such discrepancy is in excess of ten percent (10%) of the payments due for the period audited, the party shall also reimburse the other party for the reasonable costs of performing the audit. All books and records relative to either party's obligations hereunder shall be maintained and kept accessible and available to the other party for inspection for at least two (2) years after termination of this Agreement.

     5.   Equity.
          ------

          5.1  Grant of Equity.  In consideration of the foregoing and upon
               ---------------
signature hereof, LWP will issue 1,000,000 shares of its Series D Preferred Stock (the "Stock") and fully vested warrants for shares of Stock, each with a term of five (5) years, to purchase (i) an additional 111,111 shares of Stock at an exercise price of $3.00 per share (the "First Warrant"), (ii) an additional 83,333 shares of Stock with an exercise price of $4.00 per share (the "Second Warrant") and (iii) an additional 66,667 shares of Stock with an exercise price of $5.00 per share (the "Third Warrant" and, collectively with the First Warrant and the Second Warrant, the "Warrants") to NBC pursuant to the terms hereof.

          5.2  Stock and Warrant Terms.  LWP shall issue the Stock, pursuant to
               -----------------------
Section 5.1 to NBC upon the terms and conditions and pursuant to long-form agreements regarding the issuance, sale and purchase of the Stock (a "Stock Purchase Agreement") and regarding certain rights related to the ownership of such Stock (an "Amended and Restated Shareholders Rights Agreement") to be negotiated in good faith between the parties hereto. In addition, LWP shall issue the Warrant (or the Replacement Stock and Warrants), pursuant to Section 5.1, to NBC upon the terms and conditions and pursuant to long-form agreements regarding the characteristics, issuance, sale and purchase of the Stock and Warrants (or the Replacement Stock and Warrants) (in either case, a "Formal Warrant" and a "Warrant Purchase Agreement") to be negotiated in good faith between the parties hereto. The terms and conditions of the Stock Purchase Agreement and the Amended and Restated Shareholders Rights Agreement, including any and all terms, representations and warranties, shall be substantially similar to those contained in the Series C Preferred Stock Purchase Agreement between the National

Broadcasting Company, Inc. and LWP dated April 22, 1998 (the "First Stock Purchase Agreement") and the Amended and Restated Shareholders Rights Agreement dated April 6, 1998 (the "First Amended and Restated Shareholders Rights Agreement"); provided that, the rights granted to NBC thereunder, including
             --------
price protection and registration rights, shall be no less favorable than those provided to any other purchaser of Series D Preferred Stock, including, without limitation, the purchase price per share for Series D Preferred Stock. Subject to the terms and conditions of this Agreement, the terms and conditions of the Formal Warrant and the Warrant Purchase Agreement, including all terms, representations and warranties, shall be substantially similar to those contained in the Formal Warrant issued by LWP to NBC on April 22, 1998 (the "First Formal Warrant"), excluding Sections 4(d) and 4(e) thereof, and the Warrant Purchase Agreement between LWP and NBC dated April 22, 1998 (the "First Warrant Purchase Agreement"); provided that, the rights granted to NBC
                              --------
thereunder, including price protection and registration rights, shall be no less favorable than those provided to any other purchaser of Series D Preferred Stock. If the parties have not agreed upon the final form of the Stock Purchase Agreement, the Amended and Restated Shareholders Rights Agreement, the Formal Warrant and the Warrant Purchase Agreement (collectively, the "Equity Agreements") within thirty (30) days following the Effective Date hereof, then the parties shall be required to negotiate in good faith regarding the terms of such agreements for an additional ten (10) business days. If, after such ten
(10) day period, the parties are unable to agree upon the terms of the Equity Agreements, then NBC shall have the option, which may be exercised in its sole discretion, of immediately terminating this Agreement by providing LWP with written notice of its decision.

     6.   Approvals.  LWP acknowledges that all material created or used by LWP
          ---------
pursuant to the terms hereof, other than any material which NBC and its Related Entities provide, including in conjunction with the NBC-Specific Areas, other than the End User/NBC Themed Areas, will be subject to NBC's prior written approval; provided, however, that once NBC approves the form of any such material, LWP shall not be required to obtain any additional approvals from NBC if End User demands combined with technological constraints cause LWP to create additional identical NBC/Talk City Areas (e.g., if End User demand causes LWP to create additional Chat rooms within the Talk City Service). In addition, LWP will obtain NBC's prior written approval of any material which LWP places in the End User/NBC Themed Areas if feasible and practicable. Finally, as long as it complies with the terms of Section 3.3, LWP will be required to obtain NBC's prior written approval of any advertising or promotions which appear in the NBC/Talk City Areas if feasible and practicable, provided that NBC will have the right to require LWP to remove any such advertising or promotions appearing in the NBC/Talk City Areas to which NBC reasonably objects. Any request for such approvals made by LWP may be approved or rejected by NBC in its sole discretion. In the case of advertising or promotions to be placed in the NBC/Talk City Areas which NBC permits LWP to sell and for which LWP requests approval, NBC must make its decision within two (2) business days of NBC's receipt of the request from LWP, and if NBC neither approves nor rejects such advertising or promotion within such time period, then LWP shall have the right to place it within the NBC/Talk City Areas until such time as NBC affirmatively requests that LWP remove it therefrom.

     7.   Preferred Carriage and Most Favored Treatment. NBC agrees that the
          ---------------------------------------------
Talk City Service shall be the Preferred provider of online chat services on the NBC Service, and LWP agrees that the NBC Service shall be the Preferred online service amongst all of the online services offered by national or regional broadcast television networks associated with the Talk City Service provided, however, that NBC will be given equal treatment with the online services of other Purchasers (as defined below). In addition, LWP agrees that if any purchaser of LWP's Series D Preferred Stock (a "Purchaser") has entered into, or enters into in the future, any agreement with LWP which grants such Purchaser either (i) more favorable financial terms, (ii) more favorable carriage, distribution, placement or promotion of such Purchaser's online service or content, or (iii) more favorable overall terms, than those granted to NBC herein, then LWP shall notify NBC of the terms of such agreement and if requested by NBC, this Agreement with NBC shall be adjusted to match such more favorable arrangements effective as of date of such agreement with the Purchaser.

     8.   Term and Termination.
          --------------------

          8.1  Term.  The term of this Agreement shall be three (3) years from
               ----
the Effective Date of this Agreement ("Initial Term"). This Agreement shall be automatically extended for an additional two year period (a "Renewal Term") upon the completion of the Initial Term or any Renewal Term unless either party notifies the other in writing of its election to have the Agreement expire at least sixty (60) days in advance of the end of the Initial Term.

          8.2  Early Termination for Breach or Change of Control.  This
               -------------------------------------------------
Agreement may be terminated by either party (i) immediately upon written notice if the other party (A) becomes insolvent; (B) files a petition in bankruptcy; or
(C) makes an assignment for the benefit of its creditors or (ii) thirty (30) days after written notice to the other party of such other party's breach of any of its material obligations under this Agreement in any material respect, which breach is not remedied within such 30-day period or (iii) upon thirty (30) days' prior written notice to NBC, if NBC unreasonably fails to provide the promotional consideration described in Section 2.9 on a reasonably consistent basis which such failure is not remedied within such 30-day period. In addition, NBC may terminate this Agreement upon thirty (30) days' prior written notice, if a majority of LWP's equity, or substantially all of the assets, of LWP are sold to any other party.

          8.3  Early Termination for Convenience.  At any time following the
               ---------------------------------
first year of the Initial Term, either party can terminate this Agreement at any time and for any reason with sixty (60) days' prior written notice.

          8.4  Effect of Early Termination on Warrants.
               ---------------------------------------

                (i)   In the event that LWP terminates pursuant to the terms of
Section 8.2 prior to the end of the first year of the Initial Term, NBC shall forfeit the right to purchase the number of shares of Stock which is equal to fifty percent (50%) of the number of shares which NBC would otherwise have been entitled to purchase pursuant to the terms of the Warrants received in connection with this Agreement as of the date of such termination (i.e., 50% of the number of shares not purchased by NBC as of such date), but subject to the foregoing, NBC shall have the right to determine which, and what portion, of the individual Warrants will be affected by such forfeiture.

                (ii) In the event that NBC terminates this Agreement pursuant to the terms of Section 8.3 or LWP terminates pursuant to the terms of Section
8.2 after the end of the first year but prior to the end of the Initial Term. NBC shall forfeit the right to purchase the number of shares of Stock which is equal to twenty-five percent (25%) of the number of shares which NBC would otherwise have been entitled to purchase pursuant to the terms of the Warrants received in connection with this Agreement as of the date of such termination (i.e., 25% of the number of shares not purchased by NBC as of such date), but subject to the foregoing, NBC shall have the right to determine which, and what portion, of the individual Warrants will be affected by such forfeiture.

                (iii) If NBC terminates this Agreement pursuant to the terms of
Section 8.2, then NBC shall not forfeit any of its rights to purchase Stock covered by the Warrants received in connection with this Agreement regardless of the date of such termination.

     9.   Representations and Warranties
          ------------------------------

          9.1   LWP.  LWP represents and warrants to NBC that (i) it has the
                ---
right and power to perform its obligations and to grant the rights granted herein, (ii) LWP's creation and operation of the NBC/Talk City Areas and the Talk City Service pursuant to this Agreement will not violate any agreement or obligation between LWP and a third party or any laws or regulations and (iii) except for material provided by NBC and its licensors, suppliers or agents pursuant to the terms hereof, the content included on the NBC/Talk City Areas and the Talk City Service and the operation of the NBC/Talk City Areas and the Talk City Service by LWP as contemplated herein will be accurate and correct, will not violate or infringe any third party rights, including intellectual property rights and will not adversely affect the operation of the NBC Service in a material manner.

          9.2   NBC.  NBC represents and warrants to LWP that it has the right
                ---
and power to perform its obligations and to grant the rights granted herein and that the material provided by NBC to LWP for inclusion on the NBC/Talk City Areas, which NBC has approved for use as contemplated herein, will be accurate and correct and will not violate or infringe any third party rights, including intellectual property rights.

     10.  Indemnities.
          -----------

          10.1  LWP.  LWP agrees to indemnify and hold harmless, NBC against,
                ---
and from, any and all claims, liability, loss and damage (whether actual, compensatory, special, punitive or however characterized), including reasonable attorney's fees from counsel of NBC's choosing, caused by, arising out of or related to (i) LWP's operation and management of the NBC/Talk City Areas and the Talk City Service or (ii) any breach of LWP's representations and/or warranties set forth in this agreement.

          10.2  NBC.  NBC agrees to indemnify and hold harmless, LWP against,
                ---
and from, any and all claims, liability, loss and damage (whether actual, compensatory, special, punitive or however characterized), including reasonable attorney's fees from counsel of LWP's choosing, caused by, arising out of or related to (i) any breach of NBC's representations and/or warranties set forth in this agreement or (ii) any broken, maliciously altered or misdirected link to the Talk City

Service or the NBC/Talk City Areas on the NBC Service for which NBC is responsible or which NBC could reasonably have prevented.

          10.3  Control of Litigation.  The indemnitor hereunder shall have full
                ---------------------
control of the defense of such litigation and may settle, compromise or adjust the same, provided, however, that the indemnitee, upon relieving the indemnitor in writing of the obligations imposed hereunder for defense and indemnification, shall have the right, if it so elects, to conduct such litigation at its own expense by its own counsel.

          10.4  Notice and Duration.  The above obligations for defense and
                -------------------
indemnification shall be imposed only if: (1) the indemnitee sends to the indemnitor timely written notice of first service of process upon the indemnitee and a timely written request to defend the litigation (such notice and request shall be deemed timely if given within a reasonable length of time after receipt of service by the indemnitee and a reasonable length of time prior to the date by which first response to such process is legally required, considering all the circumstances); (2) while such litigation is pending, the indemnitee upon request, shall furnish to the indemnitor all relevant facts and documentary material in the former's possession or under its control, and shall make its employees or other persons under its control with knowledge of relevant facts available to the indemnitor for consultation and as witnesses at their customary places of business; and (3) the indemnitee does not enter into any settlement relating to any claim for which it requests indemnification hereunder without the approval of the indemnitor.

     11.  Limitation of Liability.  IN NO EVENT SHALL EITHER PARTY BE LIABLE
          -----------------------
FOR ANY LOSS OF PROSPECTIVE PROFITS OR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES BY REASON OF ANY FAILURE BY SUCH PARTY TO PERFORM ITS OBLIGATIONS PURSUANT TO THIS AGREEMENT.

     12.  General Provisions.
          ------------------

          12.1  Force Majeure.  Neither party shall be liable for, or be
                -------------
considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such party's reasonable control and which such party is unable to overcome by the exercise of reasonable diligence. Notwithstanding the foregoing, either party may terminate this Agreement upon written notice to the other party in the event such failure to perform continues unremedied for a period of thirty (30) days in the aggregate.

          12.2  Independent Contractors.  The parties to this Agreement are
                -----------------------
independent contractors. Neither party is an agent, representative, or partner of the other party. Neither party shall have any right, power of authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, joint venture or partnership between the parties or to impose any partnership obligation or liability upon either party.

          12.3  Survival.  Sections 1, 2.6, 2.8, 2.10, 4.3. 5, 8, 9, 10, 11, and
                --------
12 shall survive the completion, expiration, termination or cancellation of this Agreement.

          12.4  Waiver.  The failure of either party to insist upon or enforce
                ------
strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

          12.5  Entire Agreement.  This Agreement together sets forth the entire
                ----------------
agreement, and supersedes any and all prior agreements of the parties with respect to the transactions related to the NBC Service set forth herein, including the NBC-Talk City Chat Agreement between the parties dated February 25, 1998 which is hereby deemed to have terminated as of the Effective Date hereof.

          12.6  Amendment.  No change, amendment or modification of any
                ---------
provision of this Agreement shall be valid unless set forth in a written instrument signed by the party to be bound thereby.

          12.7  Assignment.  LWP shall not assign this Agreement or any right,
                ----------
interest or benefit under this Agreement without the prior written consent of NBC. No consent shall be unreasonably withheld. LWP acknowledges that NBC shall have the right to freely assign or transfer, in whole or in part, any of its rights, interests, benefits or obligations hereunder, including the Agreement itself, to any party in its sole discretion. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

          12.8  Partial Invalidity.  In the event that any provision of this
                ------------------
Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect.

          12.9  Confidentiality.  Each party hereto agrees to hold the terms and
                ---------------
conditions of this Agreement and all information and material provided by the other party hereunder and identified at the time of disclosure as confidential to such party (the "Confidential Information") in confidence during the term of this Agreement and for three (3) years thereafter. "Confidential Information" shall not include information that: (i) is or becomes generally known or available, whether by publication, commercial use or otherwise, without restriction on disclosure and through no fault of the receiving party; (ii) is known by the receiving party prior to the time of disclosure; (iii) is independently developed or learned by the receiving party without reference to any Confidential Information of the disclosing party; (iv) is lawfully obtained from a third party that the receiving party reasonably believes has the right to make such disclosure. The other provisions of this Agreement notwithstanding, either party will be permitted to disclose the terms and conditions of this Agreement to their outside legal and financial advisors and to the extent required by applicable law; provided, however, that before making any such required filing or disclosure, the disclosing party shall first give written notice of the intended disclosure to the other party, within a reasonable time prior to the time when disclosure is to be made, and the disclosing party will exercise best efforts, in cooperation with the other party, consistent with reasonable time constraints, to obtain confidential treatment for all non-public and sensitive provisions of this Agreement, including without limitation dollar amounts and other numerical information.

          12.10  Applicable Law; Jurisdiction.  This Agreement shall be
                 ----------------------------
interpreted, construed and enforced in all respects in accordance with the laws of the State of New York without reference to conflict of law principles.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LIVE WORLD PRODUCTIONS              NBC MULTIMEDIA, INC.

By: ______________________________      By: /s/ Christopher Glowacks
                                           -------------------------------------

Print Name:_______________________      Print Name: CHRISTOPHER GLOWACKS
                                                   -----------------------------

Title:____________________________      Title:  VP
                                              ----------------------------------

Date:_____________________________      Date:   8/21/98
                                             -----------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LIVE WORLD PRODUCTIONS                  NBC MULTIMEDIA. INC.

By: /s/ Peter H Friedman                By:_____________________________________
   --------------------------------

Print Name: PETER H. FRIEDMAN           Print Name:_____________________________
           ------------------------
Title: CEO                              Title:__________________________________
      -----------------------------

Date: August 18, 1998                   Date:___________________________________
     ------------------------------

                               AMENDMENT TO THE

                    NBC -TALK CITY CHAT SERVICES AGREEMENT


     THIS AMENDMENT AGREEMENT (the "Agreement") is made as of April 19, 1999 by and among Talk City, Inc., a California corporation (fka LiveWorld Productions, Inc.) (the "Company") and NBC Multimedia, Inc., a Delaware corporation ("Multimedia").

                                   RECITALS

     A. All terms not defined in this Agreement will have the meanings given to them in the Operating Agreement (as defined below).

     B. The Company and Multimedia are party to that certain NBC - Talk City Chat Services Agreement, dated August 21, 1998 (the "Operating Agreement"), pursuant to which the Company issued to Multimedia 1,000,000 shares of its Series D Preferred Stock (the "Shares") and a warrant to purchase 261,111 shares of its Series D Preferred Stock (the "Warrant").

     C. The Company, Multimedia and National Broadcasting Company, Inc. ("NBC") are entering into, as of the date hereof, additional amendments to various agreements between the parties, including without limitation an amendment to the Letter Agreement, dated August 21, 1998, between the Company and NBC pursuant to which NBC has agreed to accelerate the telecast of advertising spots regarding the Company according to a schedule attached to such amendment.

     D. The Company and Multimedia desire to amend the Operating Agreement to delete the forfeiture provisions contained in Section 8.4 of the Operating Agreement.

     E. Section 12.6 of the Operating Agreement provides that the Operating Agreement may be amended by a written instrument signed by the party to be bound thereby.


                                   AGREEMENT


     Now, therefore, the parties agree as follows:

1.   AMENDMENTS.
     ----------

     (a)  Section 8.4 of the Operating Agreement is deleted in its entirety.

2.   MISCELLANEOUS.
     -------------

     (a)  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the internal laws of the State of New York without regard to New York conflicts law.

     (b)  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original and all of which together shall constitute one instrument.

     (c)  Titles and Subtitles.  The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not considered in construing or interpreting this Agreement.

     (d)  Full Force and Effect.  Except as specifically amended hereby, the
          ---------------------
Operating Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

     This Agreement is executed as of the date first written above.

NBC MULTIMEDIA, INC.                          TALK CITY, INC.



 /s/ [SIGNATURE ILLEGIBLE]                    /s/ Peter H. Friedman
------------------------------                __________________________
By: __________________________                By: Peter H. Friedman
Title: _______________________                Title: President and Chief
                                                     Financial Officer

                             NBC Multimedia, Inc.
                             30 Rockefeller Plaza
                           New York, New York 10112


                                                                  April 19, 1999

Talk City, Inc.
307 Orchard City Drive
Suite 350
Campbell, California 95008

                              Talk City/CNBC.com
                              ------------------

Ladies and Gentlemen:

     Reference is made to the NBC-Talk City Chat Services Agreement, dated as of August 21, 1998 (the "Agreement"), between Live World Productions ("Talk City")
                      ---------
and NBC. Multimedia, Inc. ("NBC"). Capitalized terms used but not otherwise
                            ---
defined herein shall have the meanings assigned to such terms in the Agreement. This letter amendment (this "Amendment") will confirm our understanding and
                             ---------
agreement with regard to certain amendments to the Agreement.

     1.  Application to CNBC.com   Pursuant to Section 1.10 of the Agreement,
         -----------------------
NBC is hereby exercising its right to create additional and separate NBC/Talk City Areas relating to its CNBC.com web site, thus creating an Additional NBC/Talk City Area. As a result, CNBC.com shall be deemed to be an NBC Service for all purposes of the Agreement. For purposes of clarity, the proviso to the last sentence of Section 1.10 shall not apply to CNBC.com.

     2.  Advertising Sales. CNBC shall have sole responsibility for selling
         -----------------
advertising to appear in the CNBC/Talk City Areas. If within the first ninety
(90) days from the availability of the CNBC/Talk City Areas CNBC is not able to sell a minimum of [*] percent ([*]%) of the advertising at industry competitive rates, then the parties agree to negotiate in good faith regarding responsibility for such advertising sales.

     3.  Effect of Amendment. Except as and to the extent modified by this
         -------------------
Amendment, the Agreement shall remain in full force and effect in all respects.

     4.  Governing Law. This Amendment shall be governed by, and construed in
         -------------
accordance with, the laws of the State of New York.

     5.  Counterparts. This Amendment may be executed and delivered (including
         ------------
by facsimile transmission) in one or more counterparts, and by the parties hereto in separate

                                       1

                                * Certain information on this page has been omitted and filed with the Commission. Confidental treatment has been requested with respect to the omitted portions.

counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     If the foregoing accurately sets forth your understanding of our agreement, please so indicate by countersigning this Amendment, whereupon this Amendment shall become a binding agreement between us and shall amend the Agreement as provided herein.

                                                  Very truly yours,

                                                  NBC MULTIMEDIA, INC.

                                                  By: /s/ Signature Illegible

                                                        Name:
                                                       Title:

Agreed and accepted as of
the date first written above:

TALK CITY, INC.

By: /s/ Signature Illegible
      Name:
      Title:

                                       2